SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X ]    Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2)
[  ]    Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                               ACTIVEWORLDS CORP.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:
                -------------------------------------------------
        2)      Aggregate number of securities to which transaction applies:
                -------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
                -------------------------------------------------
        4)      Proposed maximum aggregate value of transaction:
                -------------------------------------------------
        5)      Total fee paid:
                -------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)      Amount Previously Paid:
                  --------------------------
          2)      Form, Schedule or Registration Statement No.:
                  --------------------------
          3)      Filing Party:
                  --------------------------
          4)      Date Filed:
                  --------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                               ACTIVEWORLDS CORP.


To our Stockholders:

         We are giving you notice that a special meeting of the stockholders of Activeworlds Corp. (the "Company") shall take place at the offices of the Company, 95 Parker Street, Newburyport, MA 01950, on July 8, 2002 at 10:00 a.m. for the purpose of removing Alexander M. Adelson and Bruce Judson as directors of the Company. This special meeting was called by a stockholder which owns more than 10% of our common stock in accordance with the by-laws of the Company.

         The board of directors has fixed the close of business on June 7, 2002, as the record date for determining the stockholders entitled to notice of the foregoing.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Notice to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.


                                  By order of the Board of Directors,

                                  /s/ J.P. McCormick
                                  -----------------------------------
                                  J.P. McCormick
                                  Chairman of the Board

June 7, 2002

                               ACTIVEWORLDS CORP.

                                 PROXY STATEMENT
                                 ---------------


         This Proxy Statement is sent to the holders of shares of common stock, par value $.001 per share, of Activeworlds Corp. (the "Company"), a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders (the "Special Meeting") called by a holder of more than 10% of our common stock. The Special Meeting will be held at 10:00 a.m. on July 8, 2002 at 95 Parker Street, Newburyport, MA 01950 for the purpose of removing Alexander M. Adelson and Bruce Judson as directors of the Company

         We are sending this Proxy Statement to record owners of common stock as of the record date of June 7, 2002 (the "Record Date") in connection with the solicitation of proxies for use at the Special Meeting, and any adjournments thereof. With this Proxy Statement, we are also mailing or delivering to the Company's stockholders a proxy and the notice of special meeting. Proxies are being solicited by the three independent directors, Alex Adelson, Sean Deson and Bruce Judson (the "Independent Directors" or the "Solicitors"). They intend to vote all proxies received against the proposal to remove two of the Independent Directors.

REQUIRED VOTE

         The presence, in person or by proxy, of a majority of the 8,600,088 outstanding shares of common stock as of the Record Date is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of a majority of outstanding shares of common stock as of the Record Date will be required to remove the two directors from our board of directors. Proxies that abstain will be deemed present for quorum purposes for the item to be voted on at the Special Meeting. Broker non-votes, which occur where a broker holding stock in street name is entitled to vote the shares on some matters but not others, are not applicable to this Special Meeting. Abstentions are counted in tabulations of the votes cast on item presented to the stockholders and will have the same effect as a vote against the items. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote. The failure to vote operates in the same way as a no vote because a majority of outstanding shares is necessary to remove the two directors. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving the Solicitors full authority to vote their shares as they deem best for the Company. Because the Solicitors include the directors whose removal is sought, persons who want to vote for their removal should sign and complete the proxy card. For these reasons, it is important that all shares are represented at the Special Meeting, either by you personally attending the Special Meeting in person or by giving a proxy to vote your shares.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

         Your vote is very important. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given.

         You may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice to the Secretary of the Company, by delivering a new proxy dated after the date of the proxy or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Activeworlds Corp., 95 Parker Street, Newburyport, MA 01950, Attention: Mr. JP McCormick, Secretary.

COST OF SOLICITATION

         Proxies will initially be solicited by the Solicitors on behalf of the Company by mail and the cost of solicitation will be paid by us. Our directors, officers and selected employees may solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. These directors, officers and employees will not be additionally compensated for that solicitation. We will also pay for the cost of this additional solicitation. We are also requesting that brokerage houses, nominees, fiduciaries and other custodians send soliciting materials to beneficial owners. We will reimburse them for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be paid by us.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" ITEM
NO. 1

         Our common stock is listed on the Nasdaq Small Cap Market under the symbol "AWLD". On June __, 2002, the last sale price for the common stock as reported by Nasdaq was $__ per share.

         We are mailing this Proxy Statement and the accompanying notice of special meeting and proxy to our stockholders on or about June __, 2002.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------
As of the Record Date there were 8,600,088 shares of common stock outstanding, each of which is entitled to one vote. The following table sets forth, as of the Record Date, the number of shares of common stock of the Company owned by (i) those persons known by the Company to be owners of more than 5% of the Company's common stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group:

--------------------------------------------------------------------------------
                                 Number of Shares of
Name and Address of                Common Stock            Percentage of Common
Beneficial Owner                Beneficially Owned(1)         Stock Outstanding
--------------------------------------------------------------------------------
Richard F. Noll                        1,927,899 (2)                 22.4%
95 Parker Street
Newburyport, MA 01950
--------------------------------------------------------------------------------
J.P. McCormick                         1,895,097 (3)                 22.0%
95 Parker Street
Newburyport, MA 01950
--------------------------------------------------------------------------------
Alexander M. Adelson                    138,400 (4)                  1.6%
85 Mountainside Trail
Cortland Manor, NY 10567

--------------------------------------------------------------------------------
Sean Deson                              86,667 (4)                   1.0%



--------------------------------------------------------------------------------
Bruce Judson                            165,000 (5)                  1.5%
186 Smalley Corners Rd.
Carmel, N.Y. 10512

--------------------------------------------------------------------------------
X3D Technologies, Inc.                 1,200,000 (6)                 14.0%
2401 P.G.A. Boulevard
Palm Beach Gardens, FL 33410
--------------------------------------------------------------------------------
Michael Gardner                           863,160                    10.0%
c/o Baytree Capital Associates, LLC
40 Wall Street
58th Floor
New York, NY 10005
--------------------------------------------------------------------------------
All executive officers and               4,213,053                   49.0%
directors as a group
 (2) (3) (4) (5)
--------------------------------------------------------------------------------


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

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date, whether upon the exercise of options or otherwise.

(2) Shares beneficially owned by Mr. Noll include (a) 16,351 shares of common stock owned by Mr. Noll's wife, as to which Mr. Noll disclaims beneficial interest, and (b) 5,600 shares of common stock issuable upon exercise of outstanding options held by Mr. Noll.


(3) Shares beneficially owned by Mr. McCormick include 5,600 shares of common stock issuable upon exercise of outstanding options held by Mr. McCormick.


(4)      Represents shares of common stock issuable upon exercise of options.


(5) Includes 140,000 shares of commons stock issuable upon exercise of options.

(6) The Company is relying upon the accuracy of the Schedule 13-D/A filed by X3D Technologies, Inc.


ITEM 1.  REMOVAL OF ALEX M. ADELSON AND BRUCE JUDSON AS DIRECTORS OF THE COMPANY

         The Special Meeting noticed hereby was requested by John Textor, chief executive officer of X3D Technologies, Inc. ("X3D"), a Florida corporation located at 2401 PGA Boulevard, Palm Beach Gardens, FL 33410.

         As set forth in the Schedule 13D/A, on April 29, 2002 X3D purchased a total of 1,200,000 shares of the Company's common stock from Messrs. J.P. McCormick and Richard F. Noll or, 600,000 shares from each. Messrs. McCormick and Noll are officers and directors of the Company and its largest stockholders (the "Management Directors"). The purchase price of the stock was $0.15 per share for a total of $180,000. On April 29, 2002, X3D also purchased 100 shares of the Company in the open market at the purchase price of $0.46 per share. X3D stated its purpose in entering into the transaction was to maximize the value of its investment in the Company, to present a proposal to the Company's board of directors for the business combination of the Company with X3D and to address its concerns over the board's actions and inaction that have directly resulted in the Company's inability to preserve its Nasdaq SmallCap Market listing. X3D stated that it will continue to consider various alternative courses of action and will take such future actions with respect to its investment in the Company as it deems appropriate. Such actions may include, but are not limited to, the following:

         (i) Communicate with other stockholders of the Company or persons who may desire to become stockholders of the Company regarding the replacement of the Company's existing executive officers and/or existing members of the board of directors of the Company, and/or other matters regarding the management and operation of the Company;

         (ii) Seek representation on the board of directors of the Company;

         (iii) Seek the removal of one or more members of the Company's board of directors and/or executive officers;

         (iv) Solicit proxies, to be used at either the Company's regular annual meeting of stockholders, or at a special meeting of stockholders, for the purposes described in clauses (i), (ii) and/or (iii) above, or for the election of one or more nominees of the Company and/or such other stockholders (which may include one or more designees of the Company) to the board of directors of the Company;

         (v) Make recommendations regarding various business strategies, or seek to cause the Company to merge with or into, consolidate with, transfer all or substantially all of its assets to, or otherwise engage in any business combination with, one or more other parties, including the Reporting Person;

         (vi) Recommend hiring an investment banker to evaluate strategies to enhance stockholder value; and

         (vii) Take such other actions as X3D may determine.

         X3D had presented a proposal through which it would merge into the Company in exchange for 40% of its outstanding common stock. X3D also presented a proposal from an investor to invest $1,000,000 into the Company. Our board of directors never considered the X3D merger proposal because the Independent Directors never received what they considered to be sufficient information concerning X3D. However, on June 6, 2002, X3D withdrew its merger proposal, but not the related financing offer.

         The Company's board of directors consists of five persons consisting of the two Management Directors and the three Independent Directors. On May 20, 2002, X3D requested that the Company call a special meeting of its stockholders for the purposes of removing Alexander M. Adelson and Bruce Judson (two of the three Independent Directors) from the Company's board of directors. If the X3D proposal passes, the Company will have three directors. The Independent Directors blocked the efforts of the Management Directors to approve the acquisition of X3D by the Company. Since the two Management Directors have stated to the Independent Directors that they favor an acquisition proposal submitted by X3D, the effect of a vote to remove the two Independent Directors may be to permit the Company to acquire X3D in the future if X3D renews its merger proposal. The Management Directors would favor a proposal which keeps the Nasdaq listing.

         The Management Directors, while in favor of acquiring X3D in their roles as directors, have declined to state how they will vote at the Special Meeting.

THE NASDAQ PROBLEM

         On May 20, 2002 the Company received a Written Notice of Staff Determination from Nasdaq that, as a result of the Company's failure to comply with the applicable continued listing requirements, the Company's common stock would be delisted from the Nasdaq SmallCap Market at the opening of business on May 29, 2002, unless such delisting was stayed by the Company requesting before such date an appeal of the Staff's delisting determination. The Company has filed an appeal which is scheduled to be heard on July 11, 2002. The Nasdaq notice stated that the Staff's determination was based on the Company's failure to comply with Nasdaq Marketplace Rule 4310(c)(2)(B) which states that for "continued inclusion, the issuer shall maintain: (i) stockholders' equity of $2.5 million; (ii) market capitalization of $35 million; or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years." The Nasdaq notice also stated that the bid price of the Company's common stock had closed below $1 per share for 30 consecutive trading days, and, accordingly, that it did not comply with MarketPlace Rule 4310(c)(4).

         Nasdaq also advised the Company that effectiveness of the merger between Activeworlds and Aladdin Systems Holdings, Inc., ("Aladdin") as proposed in a previously announced nonbinding letter of intent, would not cause Activeworlds to satisfy the Nasdaq SmallCap Market continued listing requirements. Such continued listing was a condition to the proposed merger with Aladdin.

         Aladdin recently presented an updated merger proposal and financing offer, neither of which met the criteria established by the board of directors. In its letter of June 6th, X3D outlined a possible acquisition proposal from a third party. We intend to review this possible transaction. It is unclear whether it will have any impact on our Nasdaq listing.

IMPACT OF THE PROPOSAL

         With regard to the proposal to be presented at the Special Meeting, if it passes the Company will have only three directors, only one of whom is independent. The Nasdaq Marketplace Rules require that the Company have an audit committee of at least two members, a majority of whom are independent. Thus, we will also not meet this Nasdaq requirement if the proposal is adopted. However, the board of directors can replace one or both of the removed directors. You will have no right to approve any designees.

THE MINORITY STOCKHOLDERS' SUIT

         On May 29, 2002, minority stockholders of the Company filed suit for injunctive relief and damages against the Management Directors allegedly in their capacity as controlling stockholders of the Company. The lawsuit alleges that they, in their capacity as controlling stockholders, have breached their fiduciary duties owed to the Company and minority stockholders by taking action designed solely to benefit themselves at the expense of the minority stockholders and the Company. Specifically, the lawsuit alleges that the Management Directors have acted in concert to block the merger with Aladdin with the sole motive of retaining their management positions. The lawsuit alleges that they have threatened to vote their controlling shares against the Aladdin merger, have sold a block of their own stock to X3D, a direct competitor of the Company, for approximately 75% below the then market price for such shares thereby devaluing the shares of the Company, provided X3D access to confidential information of the Company and given X3D a foothold in the Company with a view to taking it over. The Company has already turned down a merger with X3D. The lawsuit further alleges that the Management Directors and X3D have threatened to call a stockholders meeting to approve a merger of the Company with X3D in contravention of the will of the majority of the Company's board of directors. The Delaware Chancery Court denied the plaintiffs' motion for temporary injunctive and other relief.

         The Company will not act upon any other matters at the Special Meeting.

         If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting, at your request, the Company will cancel the proxy.


                                    By the Order of the Board of Directors


Newburyport, Massachusetts                  /s/  JP McCormick
                                            -------------------------------
June 7, 2002                                        Secretary

                               ACTIVEWORLDS CORP.
                                      PROXY

         You are entitled to one vote on the proposal listed below and presented at the special meeting for every share of common stock of Activeworlds Corp. (the "Company") that you owned on the record date of June 7, 2002. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE PROPOSAL LISTED BELOW. Your vote is important. Please read the proxy statement and vote. Please complete by designating your choice below, signing this proxy and returning it in the enclosed self-addressed envelope.

1.       Removal of the following directors from the board of directors of the
         Company:

         Director:
         --------

         Alex M. Adelson
                          For _____    Against  _____        Abstain  _____
                                     (you cannot split your vote)
         Bruce Judson




IF NO DIRECTION IS INDICATED, ALL PROPOSALS WILL BE VOTED "AGAINST".


-----------------------------------------     Dated:                     , 2002
Signature of Stockholder                             -------------------



-----------------------------------------    -----------------------------------
Printed Name of Stockholder                  Record Number of Shares Owned

NOTE: Please sign exactly as your name appears on your share certificate. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.